Exhibit 99.1

Moelis & Company Reports Second Quarter 2020 Financial Results;

Quarterly Dividend of $0.255 Per Share

•	Second quarter revenues of $159.9 million, up 4% from the second quarter of 2019; first half revenues of $313.6 million, up 8% from the same period of 2019
•

GAAP net loss of ($0.10) per share (diluted) for the second quarter of 2020 and net income of $0.33 per share (diluted) for the first half of 2020; Adjusted net loss of ($0.11) per share (diluted) for the second quarter and Adjusted net income of $0.34 per share (diluted) for the first half of 2020

•	Continued to execute on organic growth strategy
―	Added two Managing Directors in the U.S. to expand and enhance the Firm’s capital markets capabilities
―	Added one Managing Director in Europe to strengthen the Firm’s Global Healthcare Group
―	Appointed Senior Advisor to provide financial and strategic advice to clients in the media and telecommunications sectors
―	Added twelve Managing Directors year-to-date through internal development and key external hires
•	Strong balance sheet with cash and short term investments of $193.7 million and no debt or goodwill
•	Declared quarterly dividend of $0.255 per share
•	Continued to execute our Business Continuity Planning strategy, with nearly all employees continuing working from home under shelter-in-place restrictions
―	Opened selective offices around the world with limited capacity
―	We have continued to successfully and virtually support our clients who need quality advice, judgment and focus during this challenging time

NEW YORK, July 29, 2020 – Moelis & Company (NYSE: MC) today reported financial results for the second quarter ended June 30, 2020.  The Firm’s revenues of $159.9 million increased 4% from the prior year period.  During the second quarter of 2020, the Firm reported GAAP net loss of ($9.0) million, or ($0.10) per share (diluted) compared with net income of $37.7 million or $0.54 per share (diluted) in the prior year period.  On an Adjusted basis, the Firm reported a net loss of ($7.4) million or ($0.11) per share (diluted) for the second quarter of 2020, which compares with $37.9 million of net income or $0.56 per share (diluted) in the prior year period.  GAAP and Adjusted net income in the second quarter of

2020 include net tax benefits of $0.09 per share and $0.08 per share, respectively, primarily related to certain tax provisions pursuant to the CARES Act.

First half 2020 revenues were $313.6 million and represented an increase of 8% over the prior year period.  GAAP net income for the period was $21.1 million, or $0.33 per share (diluted), as compared with $53.8 million, or $0.79 per share (diluted), in the prior year period.  On an Adjusted basis, the Firm reported net income of $23.8 million, or $0.34 per share (diluted), in the first half of 2020, as compared with $56.1 million, or $0.83 per share (diluted), in the prior year period.  GAAP and Adjusted net income in the first half of 2020 include net tax benefits of $0.26 per share and $0.25 per share, respectively, related to the settlement of share based awards and the CARES Act.

“I am proud of our employees, and how nimbly we collaborated around our Capital Markets and Restructuring teams to address the immediate liquidity needs of our clients due to COVID-19.  This was highlighted by the fact that over one-third of our revenues during the second quarter were from assignments awarded and executed during the period, and our restructuring activity is up significantly versus this time last year,” said Ken Moelis Chairman and Chief Executive Officer.

“We are following the same strategy for growth today that we did during the financial crisis.  Our strong balance sheet with no debt, liquid financial position and collaborative culture will continue to allow us to attract and retain exceptional talent through periods of dislocation.  We have the right talent strategy, capital structure, and management team to navigate the current environment, and emerge stronger with the next growth phase of the company.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 83% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax.  The remaining 17% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level).  The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s second quarter operating result was taxed at our corporate effective tax rate.  We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results.  A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands except per share data)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Revenues	$159,938	$153,523	4%	$159,938	$153,523	4%
Income (loss) before income taxes	(20,429)	38,901	N/M	(17,579)	39,105	N/M
Provision (benefit) for income taxes	(11,385)	1,234	N/M	(10,150)	1,226	N/M
Net income (loss)	(9,044)	37,667	N/M	(7,429)	37,879	N/M

Net income (loss) attributable to noncontrolling interests	(3,312)	8,208	N/M	-	-	N/M
Net income (loss) attributable to Moelis & Company	(5,732)	$29,459	N/M	(7,429)	$37,879	N/M
Diluted earnings (loss) per share	(0.10)	$0.54	N/M	(0.11)	$0.56	N/M

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands except per share data)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Revenues	$313,644	$291,306	8%	$313,644	$291,306	8%
Income (loss) before income taxes	2,353	50,620	-95%	8,088	51,720	-84%
Provision (benefit) for income taxes	(18,729)	(3,224)	481%	(15,735)	(4,331)	263%
Net income (loss)	21,082	53,844	-61%	23,823	56,051	-57%

Net income (loss) attributable to noncontrolling interests	1,684	10,815	-84%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$19,398	$43,029	-55%	$23,823	$56,051	-57%
Diluted earnings per share	$0.33	$0.79	-58%	$0.34	$0.83	-59%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $159.9 million in the second quarter of 2020, as compared with $153.5 million in the prior year period, representing an increase of 4%.  This compares favorably with a 31% decrease in the number of global completed M&A transactions in the same period1.  The increase in quarterly revenues was driven by an increase in our average fees earned per completed M&A transaction, as well as a meaningful increase in our Capital Markets activity, primarily related to capital raising transactions for our clients due to the impact of COVID-19.  We also experienced an uptick in restructuring retainers during the quarter and remain extremely confident about the longer term

[1]	Source: Thomson Financial as of July 6, 2020; includes all transactions greater than $100 million in value contribution from this product.  For the first half of 2020, revenues were $313.6 million, as compared with $291.3 million in the same period of 2019, or an increase of 8%.

Our business, revenues, and operating results have been, and could continue to be adversely affected by COVID-19 due to the uncertain nature of the deal-making environment.  We believe that we are positioning ourselves for the future growth of the business by investing in the Firm during a softer operating environment, so that we can capitalize when more normal deal activity resumes.

We continued to execute on our strategy of organic growth.  In the year-to-date 2020 period, we promoted five of our advisory professionals to Managing Director, added seven external Managing Directors and one Senior Advisor to enhance our expertise in important sectors, products and regions.  Since our last earnings release, we added two veteran Managing Directors in the U.S. to expand and enhance the Firm’s capital markets capabilities, one Managing Director in Europe to strengthen the Firm’s Global Healthcare Group, and one Senior Advisor has joined to provide financial and strategic advice to clients in the media and telecommunications sectors.  We will continue to focus on finding the right talent who will excel on our platform.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Expenses:
Compensation and benefits	$149,616	$84,485	77%	$149,616	$80,500	86%
% of revenues	93.5%	55.0%		93.5%	52.4%
Non-compensation expenses	$27,474	$35,159	-22%	$27,474	$35,159	-22%
% of revenues	17.2%	22.9%		17.2%	22.9%
Total operating expenses	$177,090	$119,644	48%	$177,090	$115,659	53%
% of revenues	110.7%	77.9%		110.7%	75.3%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Expenses:
Compensation and benefits	$244,736	$174,646	40%	$244,641	$169,765	44%
% of revenues	78.0%	60.0%		78.0%	58.3%
Non-compensation expenses	$61,618	$73,152	-16%	$61,618	$73,152	-16%
% of revenues	19.6%	25.1%		19.6%	25.1%
Total operating expenses	$306,354	$247,798	24%	$306,259	$242,917	26%
% of revenues	97.7%	85.1%		97.6%	83.4%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $177.1 million for the second quarter and $306.4 million for the first half of 2020.  On an Adjusted basis, operating expenses were $177.1 million for the second quarter of 2020 as compared with $115.7 million in the prior year period, and $306.3 million for the first half of 2020 as compared with $242.9 million in the prior year period.  The increase in operating expenses in both current year periods was driven by increased compensation and benefits expenses.

Compensation and benefits expenses on a GAAP basis were $149.6 million in the second quarter and $244.7 in the first half of 2020.  Adjusted compensation and benefits expenses were $149.6 million, and $244.6 million in the first half of 2020.  Adjusted compensation and benefits expenses (which include a compensation clawback benefit reclassified from other income, and exclude the amortization of IPO awards in both prior year periods) were $80.5 million in the second quarter, and $169.8 million in the first half of 2019.  The increase in Adjusted compensation and benefits expenses in both current year periods is related to the accrual of year-end incentive compensation, versus no accrual in the prior year.

Non-compensation expenses on a GAAP and Adjusted basis were $27.5 million for the second quarter of 2020 as compared with $35.2 million for the prior year period.  The decrease in non-compensation expenses were primarily related to decreased travel and other business development expenses related to social distancing restrictions due to the COVID-19 pandemic, in addition to our continued and focused expense discipline.  Our non-compensation expense ratio decreased from 23% in the prior year period to 17% in the current period.  In the first half of 2020, GAAP and Adjusted non-compensation expenses were $61.6 million, which declined from $73.2 million in the same period of the prior year.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 83% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 17% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed that 100% of the Firm’s second quarter 2020 operating result was taxed at our corporate effective tax rate of 25%.  Combined with a tax benefit of approximately $5.8 million related to certain tax provisions under the CARES Act, we have a net tax benefit of approximately $10.2 million from our pre-tax loss position.

Capital Management and Balance Sheet

On July 29, 2020, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.255 per share.  The $0.255 per share will be paid on September 30, 2020 to common stockholders of record on August 10, 2020.  We remain committed to returning all of our excess capital when normal business activity resumes.

Moelis & Company continues to maintain a strong financial position, and as of June 30, 2020, we held cash and liquid investments of $193.7 million and had no debt or goodwill on our balance sheet.

During the second quarter of 2020, we repurchased 24,619 shares of our common stock for a total cost of $0.8 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, July 29, 2020, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our second quarter 2020 financial results.  Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Second Quarter 2020 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10145383.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients from 20 geographic locations in North and South America, Europe, the Middle East, Asia and Australia.  For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance.  You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent reports filed on Form 10-Q and our other filings with the SEC.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release including those statements herein with respect to the negative effect that the COVID-19 pandemic has had and the significant and adverse effect it is expected to continue to have on our business in the short term.  The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control.  Statements herein about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently estimated.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by adjusting the accounting impact of certain items and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Chett Mandel	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3536	t: + 1 212 883 3666
chett.mandel@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues	$159,938	$153,523	$313,644	$291,306

Expenses
Compensation and benefits	149,616	84,485	244,736	174,646
Occupancy	7,673	4,765	14,904	9,584
Professional fees	5,195	5,342	9,431	10,521
Communication, technology and information services	7,563	7,877	15,955	15,839
Travel and related expenses	1,548	9,293	9,492	20,790
Depreciation and amortization	1,076	1,290	2,275	2,445
Other expenses	4,419	6,592	9,561	13,973
Total Expenses	177,090	119,644	306,354	247,798

Operating income (loss)	(17,152)	33,879	7,290	43,508
Other income (expenses)	(3,277)	5,022	(4,937)	7,112
Income (loss) before income taxes	(20,429)	38,901	2,353	50,620
Provision (benefit) for income taxes	(11,385)	1,234	(18,729)	(3,224)
Net income (loss)	(9,044)	37,667	21,082	53,844

Net income (loss) attributable to noncontrolling interests	(3,312)	8,208	1,684	10,815
Net income (loss) attributable to Moelis & Company	$(5,732)	$29,459	$19,398	$43,029

Weighted-average shares of Class A common stock outstanding
Basic	56,130,614	50,107,269	54,449,690	48,919,127
Diluted	56,130,614	54,668,087	58,362,500	54,770,852
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.10)	$0.59	$0.36	$0.88
Diluted	$(0.10)	$0.54	$0.33	$0.79

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$149,616	$-		$149,616
Other income (expenses)	(3,277)	2,850	(a)	(427)

Income (loss) before income taxes	(20,429)	2,850		(17,579)
Provision for income taxes	(11,385)	1,235	(a)(b)	(10,150)
Net income (loss)	(9,044)	1,615		(7,429)

Net income (loss) attributable to noncontrolling interests	(3,312)	3,312	(c)	-
Net income (loss) attributable to Moelis & Company	$(5,732)	$(1,697)		$(7,429)

Weighted-average shares of Class A common stock outstanding
Basic	56,130,614	11,675,166	(c)	67,805,780
Diluted	56,130,614	11,675,166	(c)	67,805,780
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.10)			$(0.11)
Diluted	$(0.10)			$(0.11)

(a)

Tax Receivable Agreement (“TRA”) liability adjustments are made to Other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net tax-economic impact.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 25%, in addition to any tax benefit pursuant to the CARES Act.  As a result, an incremental net tax benefit of $2.2 million has been added to the non-GAAP adjusted results. This benefit,  together with the adjustment to TRA liability expense of $2.9 million discussed in footnote (a) above, and the exclusion of the economic benefit related to the TRA retained by the Company of $0.5 million, results in a $1.2 million non-GAAP net tax expense adjustment to the provision for income taxes.

(c)

Assumes all outstanding Class A partnership units have been exchanged into Class A common stock. Due to the GAAP and Adjusted net losses during the period, no dilutive effect of unvested stock-based awards have been included to the GAAP and Adjusted diluted weighted-average shares outstanding.

	Three Months Ended June 30, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$84,485	$(3,985)	(a)(b)	$80,500
Other income (expenses)	5,022	(3,781)	(b)	1,241

Income (loss) before income taxes	38,901	204		39,105
Provision for income taxes	1,234	(8)	(c)	1,226
Net income (loss)	37,667	212		37,879

Net income (loss) attributable to noncontrolling interests	8,208	(8,208)	(d)	-
Net income (loss) attributable to Moelis & Company	$29,459	$8,420		$37,879

Weighted-average shares of Class A common stock outstanding
Basic	50,107,269	13,033,268	(d)	63,140,537
Diluted	54,668,087	13,033,268	(d)	67,701,355
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.59			$0.60
Diluted	$0.54			$0.56

(a)

Expense associated with the amortization of Restricted Stock Units (“RSUs”) and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; as of April 2019 such awards have been fully expensed.

(b)	Reflects a reclassification of $3.8 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $8.6 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25%.

(d)    Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Six Months Ended June 30, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$244,736	$(95)	(a)	$244,641
Other income (expenses)	(4,937)	5,640	(a)(b)	703

Income (loss) before income taxes	2,353	5,735		8,088
Provision (benefit) for income taxes	(18,729)	2,994	(b)(c)	(15,735)
Net income (loss)	21,082	2,741		23,823

Net income (loss) attributable to noncontrolling interests	1,684	(1,684)	(d)	-
Net income (loss) attributable to Moelis & Company	$19,398	$4,425		$23,823

Weighted-average shares of Class A common stock outstanding
Basic	54,449,690	12,316,594	(d)	66,766,284
Diluted	58,362,500	12,316,594	(d)	70,679,094
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.36			$0.36
Diluted	$0.33			$0.34

(a)	Reflects a reclassification of $0.1 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards from the enforcement of non-compete provisions.

(b)	TRA liability adjustments are made to Other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net tax-economic impact.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 26%, in addition to any tax benefit pursuant to the CARES Act and the benefit related to the settlement of share-based awards.  As a result, an incremental net tax benefit of $3.7 million has been added to the non-GAAP adjusted results. This benefit, together with the adjustment to the TRA liability expense of $5.7 million discussed in footnote (a) above, and the exclusion of the economic benefit related to the TRA retained by the Company of $1.0 million, results in a $3.0 million net tax expense adjustment to the non-GAAP adjusted provision for income taxes.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Six Months Ended June 30, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$174,646	$(4,881)	(a)(b)	$169,765
Other income (expenses)	7,112	(3,781)	(b)	3,331

Income (loss) before income taxes	50,620	1,100		51,720
Provision for income taxes	(3,224)	(1,107)	(c)	(4,331)
Net income (loss)	53,844	2,207		56,051

Net income (loss) attributable to noncontrolling interests	10,815	(10,815)	(d)	-
Net income (loss) attributable to Moelis & Company	$43,029	$13,022		$56,051

Weighted-average shares of Class A common stock outstanding
Basic	48,919,127	13,012,402	(d)	61,931,529
Diluted	54,770,852	13,012,402	(d)	67,783,254
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.88			$0.91
Diluted	$0.79			$0.83

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; as of April 2019 such awards have been fully expensed.

(b)	Reflects a reclassification of $3.8 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $17.3 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.